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                                                                    EXHIBIT 5.01



                                November 8, 2000



Broadbase Software, Inc.
181 Constitution Drive
Menlo Park, California 94025

Ladies and Gentlemen:

        At your request, we have examined the Registration Statement on Form S-4 (the "REGISTRATION STATEMENT") to be filed by Broadbase Software, Inc., a Delaware corporation (the "COMPANY") with the Securities and Exchange Commission (the "COMMISSION") on or about October 16, 2000, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 30,668,178 shares of the Company's common stock, $0.001 par value (the "SHARES"), which is the maximum amount that the Company anticipates it may issue pursuant to an Agreement and Plan of Merger (the "MERGER AGREEMENT"), dated September 18, 2000, between the Company and Servicesoft, Inc., a Delaware corporation ("SERVICESOFT").

        In rendering this opinion, we have examined the following:

        (1) the Company's Certificate of Incorporation, as filed with the Delaware Secretary of State on June 28, 1999; the Certificate of Amendment of the Company's Certificate of Incorporation, as filed with the Delaware Secretary of State on July 30, 1999; the Company's Certificate of Designation, as filed with the Delaware Secretary of State on September 10, 1999; and the Company's Certificate of Retirement, as filed with the Delaware Secretary of State on November 3, 1999;

        (2) the Company's First Amended and Restated Certificate of Incorporation, as adopted by the Company's board of directors on November 2, 2000, and to become effective prior to the issuance of the Shares (the "AMENDED CERTIFICATE OF INCORPORATION");

        (3)    the Company's Bylaws, as adopted on July 2, 1999;

        (4) the Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference;

        (5) the prospectus prepared in connection with the Registration Statement (the "PROSPECTUS");

        (6) the minutes of meetings of the Company's board of directors held on: (a) September 18, 2000, approving the Merger Agreement, the issuance of the Shares

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               and the filing of the Registration Statement, and (b) November
               2, 2000, adopting the Amended Certificate of Incorporation;

        (7) a certificate from the Company's transfer agent of even date herewith verifying the number of the Company's issued and outstanding shares of capital stock as of the date hereof, and a summary report of currently outstanding options and warrants to purchase the Company's capital stock and stock reserved for issuance upon the exercise of options or warrants to be granted in the future;

        (8)    the Merger Agreement; and

        (9) a Management Certificate executed by the Company, addressed to us and dated of even date herewith, containing certain factual and other representations.

        In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Shares will be, when issued, properly signed by authorized officers of the Company or their agents.

        As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the records and documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

        We are admitted to practice law in the State of California, and we express no opinion herein with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California and, with respect to the validity of corporate action and the requirements for the issuance of stock, of the State of Delaware.

        In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any of the Shares: (a) the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, that the registration will apply to such Shares and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity or enforceability of such Shares, and (b) the Amended Certificate of Incorporation shall have been filed with the Delaware Secretary of State and shall have become effective in accordance the Delaware General Corporation Law.

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        Based upon the foregoing, it is our opinion that the up to 30,668,178
Shares to be issued and sold by the Company, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus and any amendments thereto. This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for the your use as an exhibit to the Registration Statement for the purpose of the above sale of the Shares and is not to be relied upon for any other purpose.

                                          Very truly yours,

                                          FENWICK & WEST LLP


                                          By:  /s/ DAVID K. MICHAELS
                                               ---------------------------------
                                               David K. Michaels, a Partner



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